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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	09/29/2025

OZ VISION INC.

(Exact name of registrant as specified in its charter)

Nevada	333-227194	82-1965608
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4809 Diamond Estate Ct. Las Vegas	89139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	949-350-0123

United Express Inc.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873 (07-24)	Potential persons who are to respond to the collection of information contained in this Form are not required to respond unless the Form displays a currently valid OMB control number.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $ 0.001 par value per share	UNXP	OTCID

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective September 23, 2025, the Company changed its corporate name from UNITED EXPRESS, INC. to OZ VISION INC. (the “Name Change”), also we updated registration statement with the Secretary of State of Nevada. Pursuant to Nevada law, a shareholder vote was not necessary to effectuate the Name Change and it does not affect the rights of the Company’s shareholders. The Company also amended and restated properly its bylaws to reflect the Name Change.

In connection with the Name Change, at the opening of trading the Company’s common stock will trading on the OTCID Market under the same ticker symbol “UNXP”. Copies of the Restated Bylaws are filed as Exhibit 3.1, with this Current Report on Form 8-K and are incorporated herein by reference. Other than the Name Change, the Company did not make any changes to its certificate of incorporation or bylaws.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Restated Bylaws
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OZ VISION INC.
(Registrant)

Date 09.29.2025
/s/ Andrei Stoukan
Andrei Stoukan
President, CEO and Director

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